QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Avid Technology, Inc. on Form S-3 of our report dated August 5, 2004, relating to the consolidated financial statements of Midiman, Inc. and subsidiaries as of and for the years ended January 31, 2004 and 2003 appearing in the Current Report on Form 8-K of Avid Technology, Inc. dated August 20, 2004. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
August 31, 2004

QuickLinks

  EXHIBIT 23.2